UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2022

SYSOREX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55924	68-0319458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Suite 120

Herndon, Virginia 20171

(Address of Principal Executive Offices)

(800) 929-3871

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 22, 2022, Sysorex, Inc. (the “Company”) held its 2022 virtual annual meeting of stockholders, originally scheduled for July 25, 2022 and adjourned to September 22, 2022 (the “Annual Meeting”), to vote on the following matters:

1. Election of Directors

Each of the following five nominees was elected to the Company’s Board of Directors, in accordance with the voting results listed below, to serve for a term of one year, until the next annual meeting of stockholders and until their successors have been duly elected and have qualified.

Nominee	For	Withheld
Wayne Wasserberg	718,633,510	67,994,006
Zaman Khan	728,058,393	58,569,123
William Stilley	724,237,134	62,390,382

2. Corporate Name Change to SystemX, Inc.

Stockholders voted to approve an amendment to the Company’s articles of incorporation, as amended (the “Articles”), to be filed with the Secretary of State of Nevada, to change the name of the Company from its current name, Sysorex, Inc., to SystemX, Inc., in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
239,536,765	23,493,154	24,906,671	-

3. Increase in Authorized Shares

Stockholders voted to approve an amendment to the Articles to increase the total number of authorized shares of the Company’s capital stock from 510,000,000 shares, par value $0.00001 per share, to 3,010,000,000 shares, of which 3,000,000,000 shares will be designated as common stock and 10,000,000 shares will be designated as preferred stock, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
728,126,136	147,070,030	6,863,184	-

4. Reverse Stock Split

Stockholders voted to approve an amendment to the Articles to effect a reverse stock split of the Company’s outstanding shares of common stock, par value $0.00001 per share, at a ratio of no less than 1-for-500 and no more than 1-for-1,000, with such ratio to be determined at the sole discretion of the Board of Directors, with any fractional shares being rounded up to the next higher whole share (the “Reverse Stock Split Proposal”), in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
724,179,422	153,585,041	4,294,887	-

5. Decrease in Authorized Shares

Stockholders voted to approve an amendment to the Articles, contingent upon stockholder approval of the Reverse Stock Split Proposal and the occurrence of such reverse stock split, to decrease the total number of authorized shares of the Company’s capital stock from 3,010,000,000, par value $0.00001 per share (assuming that the Reverse Stock Proposal 3 is approved by stockholders and implemented), to 510,000,000 shares, of which 500,000,000 shares will be designated as common stock and 10,000,000 shares will be designated as preferred stock, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
668,568,679	106,194,895	11,863,942	95,431,834

6. Removal of Article 15 from Articles

Stockholders voted to approve an amendment to the Articles to remove Article 15 which provides for certain specific requirements for stockholder nomination of directors, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
697,718,147	52,735,680	36,173,689	95,431,834

7. Non-binding Advisory Vote on Executive Compensation

Stockholders voted to approve the following resolution, in accordance with the voting results listed below: “RESOLVED, that the stockholders of Sysorex, Inc. approve, on an advisory basis, the compensation paid to the Named Executive Officers, as disclosed in the proxy statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the ‘Executive Compensation’ section, compensation tables and narrative discussion, and other related disclosure.”

For	Against	Abstain	Broker Non-Votes
704,237,783	47,074,283	35,315,450	95,431,834

8. Non-binding Advisory Vote on Frequency of Executive Compensation Advisory Vote

Stockholders voted, on a non-binding, advisory basis, for every one year as the frequency for the Company’s executive compensation advisory vote, in accordance with the voting results listed below.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
695,171,025	9,284,802	41,135,474	41,036,215	95,431,834

9. Ratification of Auditors

Stockholders voted to approve the ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, in accordance with the voting results listed below.

For	Against	Abstain	Broker Non-Votes
224,696,112	28,971,981	34,268,497	-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSOREX, INC.

Date: September 29, 2022	By:	/s/ Wayne Wasserberg
Wayne Wasserberg
Chief Executive Officer